EXHIBIT 10.14
                                                                   -------------

                              EMPLOYMENT AGREEMENT
                              --------------------

                      Entered into as of September 12, 2002

                                     between

                               LIFEWAY FOODS, INC.

                                       and

                                JULIE SMOLYANSKY

THIS AGREEMENT, made in the City of Morton Grove and State of Illinois, as of the 12th day of September, 2002 (the "Agreement Effective Date"), between Lifeway Foods, Inc., an Illinois corporation, and any successors in interest thereto (hereinafter called the "Company"), and Julie Smolyansky of Chicago, Illinois (hereinafter called the "Executive").

                                    RECITALS

Executive has assumed the role of Chief Executive Officer ("CEO") of the Company on June 10, 2002 by decision of the Board of Directors of the Company and pursuant to the succession instructions of the Company's late Chairman of the Board ("Chairman") and CEO, Michael Smolyansky.

Company and Executive are desirous of entering into a new employment agreement with a term commencing on September 12, 2002.

IT IS AGREED by and between the parties hereto as follows:

                                    ARTICLE I

                                   EMPLOYMENT

1.1 TERM AND DUTIES. the Company agrees to and does employ the Executive to perform the duties of CEO in accordance with the terms of this Agreement. The period (the "Term") of such employment shall begin on September 12, 2002. The duties of the Executive shall be those commensurate with the office of CEO of the Company. In such capacity she shall have general charge of the business and affairs of the Company. Neither the Executive's title nor any of her functions shall be changed without her consent. While it is understood that the right to elect directors and officers of the Company is by law vested in the stockholders and directors of the Company, it is nevertheless mutually contemplated, subject to such rights, that the Executive shall, at all times during her employment, be CEO of the Company and shall be a member of the Board of Directors of the Company.

1.2 COMPENSATION. In consideration of Executive's services during the Term, the Company agrees to pay the Executive (a) an annual salary ("Base Salary") and (b) an annual bonus subject to such incentive bonus targets and plans which the Company may adopt and amend from time to time. Nothing in this Agreement shall preclude or in any way affect the grant by the Company or the receipt by the Executive of increases in such salary or any such bonuses or other forms of additional compensation, including additional equity or equity-based awards, any such salary and/or bonus increases and additional compensation, contingent or otherwise. The Executive's salary shall never be reduced during the Term without the Executive's consent.

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1.3 PAYMENT SCHEDULE. The Base Salary shall be payable as current salary, in installments not less frequently than monthly, and at the same rate for any fraction of a month unexpired at the end of the Term.

1.4 EXPENSES. During the Term the Executive shall be allowed reasonable traveling, lodging and entertainment expenses and shall be furnished office space, assistance and accommodations suitable to the character of her position with the Company and adequate for the performance of her duties hereunder.

1.5 BENEFITS. The Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under savings and retirement programs, welfare benefit plans, fringe benefit programs and perquisites provided by the Company and its affiliates, at least as favorable as the most favorable of such plans and programs provided to employees of the Company in effect from time to time.

1.6 TERMINATION IN CASE OF DISABILITY. The Executive shall not be in breach of this Agreement if she shall fail to perform her duties hereunder because of physical or mental disability. If for a continuous period of twelve (12) months during the Term the Executive fails to render services to the Company because of the Executive's physical or mental disability, the Board or its delegate may end the Term. If there should be any dispute between the parties as to the Executive's physical or mental disability at any time, such question shall be settled by the opinion of an impartial reputable physician agreed upon for the purpose by the parties or their representatives, or failing agreement within sixty (60) days of a written request therefor by either party to the other, then one designated by the then president of the local Academy of Medicine.

1.7 TERMINATION OF SERVICES. If, prior to the end of the Term, the Company shall terminate the Executive's employment other than for Cause, the Executive terminates her employment for Good Reason or the Executive terminates her employment due to death, then the Company shall immediately thereupon pay the Executive or Executive's spouse, or other beneficiary if so designated, a lump sum in cash (a) twice the full amount of salary that would be payable to the Executive under Section 1.2, and subject to any salary increases awarded to the Executive since the date of this Agreement, and (b) the aggregate of the annual bonus for which the Executive is eligible under Section 1.2(b) of this Agreement and such incentive bonus target plan(s) the Company may adopt and amend from time to time.

1.8 TERMINATION FOR CAUSE. The Company may terminate the employment of the Executive and this Agreement and all of its obligations hereunder, except for obligations accrued but unpaid to the effective date of termination, for Cause upon notice given pursuant to this Section. As used in this Agreement, the term "Cause" shall mean (a) the willful breach of duty by the Executive in the course of her employment, (b) the Executive's habitual neglect of her duties, (c) a material willful breach by the Executive of her duties under this Agreement which breach is not cured by the Executive within sixty (60) days of receipt of written notice thereof from the Company to the Executive, or (d) the Executive's final conviction of a felony, which conviction is nonappealable or for which the period of filing an appeal has expired

"Cause" shall not include (a) bad judgment or negligence of the Executive, or
(b) any act or omission believed by the Executive in good faith to have been in or not opposed to the interests of the Company and reasonably believed by the Executive not to have been improper or unlawful, or (c) an act or omission with respect to which notice of termination is given more than six (6) months after the earliest date on which any non-employee director of the Company who was not a party to such act or omission knew or should have known of such act or omission.

1.9 The Term "Good Reason" Means:

A. The assignment to the Executive of any duties materially inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated in Article I of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by the Company within ten (10) days after receipt of written notice thereof given by the Executive, provided that repeated instances of such action shall be evidence of the bad faith of the Company;

B. any material failure by the Company to comply with any of the provisions of this Agreement, other than a failure not occurring in bad faith and which is remedied by the Company within ten (10) days after receipt of written notice thereof given by the Executive, provided that repeated failures shall be evidence of the bad faith of the Company;

C. failure of the Executive to be elected or reelected Chief Executive Officer of the Company or to be elected or reelected to membership on the Company's Board of Directors; or

D. any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement.

1.10 LOCATION OF EMPLOYMENT. Company shall not require Executive to be based in any office or location other than within the Chicago, Illinois Metropolitan Area without her agreement, except for travel reasonably required in the performance of the Executive's responsibilities.

                                   ARTICLE II

                                OTHER PROVISIONS

2.1 PERFORMANCE OF DUTIES. The Executive agrees that during the Term (a) she will faithfully perform the duties of her employment hereunder, and that she will devote to the performance of said duties all such time and attention as they shall reasonably require, taking, however, from time to time (as the Company agrees that she may) reasonable vacations; and (b) she will not become actively associated with or engaged in any competing business (as hereinafter defined), unless in the context of a merger, acquisition or joint venture conducted in the best interests of the Company, while she is employed by the Company and she will do nothing inconsistent with her duties to the Company.

In the event that (i) the Executive is advised at any time by the Company in writing that her services will no longer be required during the Term or (ii) the employment of the Executive is terminated by the Executive for Good Reason, Executive shall be free to become actively engaged with another business regardless of whether it is a competing business. Executive agrees that during the Term she will not disclose to anyone outside of the Company, or use in other than the Company's business, confidential information relating to the Company's business. It is understood that violation of this provision would cause irreparable harm to the Company and that Company may seek to enjoin any such violation or to take any other applicable action. As used in this Section 2.1 a "competing business" shall be any business which at the time of determination, is the business of manufacturing, selling or marketing kefir products conducted by Company, or any of its subsidiaries, or subsidiaries of subsidiaries, or affiliates, or divisions.

                                   ARTICLE III

                                  MISCELLANEOUS

3.1 ASSIGNMENT. This Agreement shall not be assignable by the Company without the written consent of the Executive. The Executive may not assign, pledge, or encumber her interest in this Agreement, or any part thereof, without the written consent of the Company.

3.2 GOVERNING LAW. This Agreement and all questions arising in connection herewith shall be governed by the internal substantive and procedural laws of the State of Illinois. The Company and the Executive each consent to the jurisdiction of, and agree that any controversy between them arising out of this Agreement shall be brought in the Circuit Court of Cook County, Illinois or such other court venued within Cook County, Illinois as may have subject matter jurisdiction over the controversy.

3.3 SEVERABILITY. If any portion of this Agreement is held to be invalid or unenforceable, such holding shall not affect any other portion of this Agreement.

3.4 ENTIRE AGREEMENT. This Agreement comprises the entire agreement between the parties hereto and as of the date hereof, supersedes, cancels and annuls any and all prior agreements between the parties hereto. This Agreement may not be modified, renewed or extended orally, but only by a written instrument referring to this Agreement and executed by the parties hereto.

3.5 GENDER AND NUMBER. Words in the masculine herein may be interpreted as feminine or neuter, and words in the singular as plural, and vice versa, where the sense requires.

3.6 NOTICES. Any notice or consent required or permitted to be given under this Agreement shall be in writing and shall be effective when given by personal delivery or five business days after being sent by certified US mail, return receipt requested, to the Company at its principal place of business in the City of Morton Grove or to the Executive at her last known address as shown on the records of the Company.

3.7 WITHHOLDING TAXES. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

3.8 WAIVER AND RELEASE. In consideration of the Company's entering into this Agreement, and the receipt of other good and valuable consideration, the sufficiency of which is expressly acknowledged, the Executive, for himself and her successors, assigns, heirs, executors and administrators, hereby waives and releases and forever discharges the Company and its affiliates and their officers, directors, agents, Executives, shareholders, successors and assigns from all claims, demands, damages, actions and causes of action whatsoever which she now has on account of any matter, whether known or unknown to her and whether or not previously disclosed to the Executive or the Company, that relates to or arises out of any existing or former employment agreement (written or oral) entered into between the Executive and the Company or any of its affiliates (or any amendment or supplement to any such agreement).

3.9 ENFORCEMENT OF AGREEMENT. If the Executive incurs legal or other fees and expenses in an effort to establish entitlement to benefits under this Agreement, regardless of whether the Executive ultimately prevails, the Company shall reimburse her for such fees and expenses, unless a court of competent jurisdiction determines that the Executive made such effort in bad faith.

Reimbursement of fees and expenses described in the preceding paragraph shall be made monthly during the course of any action upon the written submission of a request for reimbursement together with proof that the fees and expenses were incurred

3.10 MISCELLANEOUS. Except as specifically provided herein, all accounts payable pursuant to this Agreement shall be paid without reduction regardless of any amounts of salary, compensation or other amounts which may be paid or payable to Executive from any source or which Executive could have obtained upon seeking other employment; provided that the Company shall be permitted to make all payments pursuant to this Agreement net of any legally required tax withholdings. Executive shall not be required to seek other employment, and there shall be no offset to amounts due hereunder as a result of any salary, compensation or other amounts Executive may be paid from other sources.

IN WITNESS WHEREOF, the parties hereto have hereunto and to a duplicate hereof set their signatures as of September 12, 2002.

LIFEWAY FOODS, INC.                             JULIE SMOLYANSKY

By: /s/ Renzo Bernardi                          By: /s/ Julie Smolyansky
    ----------------------------                    ----------------------------
    Renzo Bernardi                                  Julie Smolyansky
    On behalf of the Board of Directors